UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           November 20, 2006
CytoCore, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-935	36-4296006

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 North Orleans Street, Suite 502, Chicago, Illinois	60610

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (312) 222-9550
N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Employment Agreement with Chief Executive Officer
     On November 20, 2006, the Board of Directors approved an employment agreement between the Company and Dr. Augusto Ocana, the Company’s new Chief Executive Officer and member of the Board of Directors, effective December 1, 2006. The agreement provides for a three-year term, unless earlier terminated. Dr. Ocana’s initial annual base salary is $180,000, subject to annual review by the Board of Directors and subject to an increase to $204,000 at the earlier of the date on which the Company has raised additional equity of $2.5 million at an average price per share of not less than $0.18, or six months after the effective date of the agreement. Dr. Ocana shall be entitled to a $45,000 bonus, standard benefits from the Company, and reimbursement of reasonable, ordinary and necessary business expenses. He is also entitled to an automobile allowance of $500 per month.
     The agreement provides for the grant to Dr. Ocana of warrants to purchase (a) 500,000 shares of common stock on the first day of his employment, at an exercise price equal to the closing price of the common stock on such date, less a 33 1/3% discount, (b) 300,000 shares of common stock upon completion of Food and Drug Administration trials for the Company’s “Products” (as defined in the agreement) and receipt of all necessary FDA approvals, at an exercise price equal to the closing price of the common stock on the date all such approvals have been obtained, less a 33 1/3% discount, (c) 500,000 shares of common stock on the date that the Company has raised $5 million in equity at an average price per share of not less than $0.22, less a 33 1/3% discount from such average price (and provided such financing is completed within 12 months of his first day of employment), (d) a minimum of 200,000 shares of common stock when the Company has executed distribution agreements with third parties meeting certain specified conditions, at an exercise price equal to the average closing price of the common stock, less a 33 1/3% discount, during the 60 day period prior to the date of execution of such agreements, (e) 200,000 shares of common stock if a distribution company that has achieved at least $25 million of annual sales of the Products during the first 12 months of sales makes an equity investment in the Company of at least $2 million, (f) 500,000 shares of common stock at such time as the closing price of the common stock is $0.30 or more during 30 days out of any consecutive 45 day period during which the common stock is traded, (g) 500,000 shares of common stock at such time as the closing price of the common stock is $0.50 or more during 45 days out of any consecutive 60 day period during which the common stock is traded, (h) 500,000 shares of common stock at such time as the closing price of the common stock is $0.75 or more during 45 days out of any consecutive 60 day period during which the common stock is traded, and (i) 1,000,000 shares at such time as the closing price of the common stock is $1.00 or more during 45 days out of any consecutive 60 day period. The exercise price for all shares purchased pursuant to (e) — (i) herein shall be equal to the average closing price of the common stock of the Company, less a 33 1/3% discount, during the 45 trading days prior to the date such milestone is reached, provided that the exercise price for the warrants issued pursuant to (i) shall be $1.00 per share for the first 500,000 shares and $1.50 per share for the balance. All warrants shall have a three-year exercise period from the date of grant.
     The agreement also provides for revenue incentives, such that Dr. Ocana will receive warrants to purchase 1 million shares of common stock at an exercise price equal to the average closing price of the common stock during the 60 day period prior to the date on which the Company’s gross revenues from Product sales exceed $20 million for any consecutive 12 month period and an additional 1 million shares when gross revenues exceed $50 million for any consecutive 12 month period.

     Finally, Dr. Ocana is entitled to receive warrants in the event of the acquisition of the Company as follows: (1) warrants to purchase 2.5 million shares of common stock at $0.25 per share if the Company is acquired for more than $1.00 per share; (2) warrants to purchase 3.5 million shares of common stock at $0.50 per share if the Company is acquired for more than $2.00 per share; and (3) warrants to purchase 5 million shares of common stock at $0.75 per share if the Company is acquired for more than $3.00 per share. Such awards are not cumulative.
     In the event the Company terminates Dr. Ocana’s employment without cause (as defined in the agreement), or he voluntarily terminates his employment for “good reason” (as defined in the agreement), Dr. Ocana is entitled to severance in an amount equal to the sum of 12 months’ base salary, payable in 12 equal monthly installments, the full amount of any performance bonus that he was eligible to receive for the year during which his employment was terminated, and 12 months’ standard benefits. In addition, Dr. Ocana is entitled to any warrants that would have been granted to him within 6 months following his termination.
     Dr. Ocana agreed to keep confidential and not use (other than in connection with the performance of his job duties) any confidential information of the Company. He also agreed to one-year non-competition, non-solicitation and non-disparagement covenants.
Employment Agreement with Chief Financial Officer
     On November 20, 2006, the Board of Directors approved and the Company entered into an employment agreement between the Company and Robert F. McCullough, Jr., the Company’s Chief Financial Officer, pursuant to which Mr. McCullough will continue to provide, on a non-exclusive basis, financial accounting, reporting and business services to the Company. The agreement provides for a term of 24 months from December 1, 2006, subject to earlier termination. Mr. McCullough will receive $10,000 per month for each month he provides services to the Company, such amount to increase to $15,000 per month at such time as the Company raises $5 million in funding, and will be entitled to reimbursement of out-of-pocket expenses related to the performance of his duties for the Company and certain health insurance benefits. Mr. McCullough agreed to standard confidentiality provisions and a 24-month non-interference, non-solicitation and non-disparagement covenant. In the event Mr. McCullough’s employment is terminated without cause, he will be entitled to his salary for the remainder of the term.
     The agreement also provides for the issuance of warrants to Mr. McCullough to purchase shares of common stock of the Company upon the achievement of certain performance milestones, as follows: (a) 150,000 shares of common stock upon completion of FDA trials for the Company’s products and receipt of all necessary FDA approvals, (b) 250,000 shares of common stock on the date that the Company has raised $5 million in an equity financing at an average price per share of not less than $0.22, (c) 100,000 shares of common stock when the Company has signed a distribution agreement for the e2 collector, (d) 250,000 shares of common stock at such time as the Company’s stock price trades above $0.30 for 45 out of 60 trading days, (e) 250,000 shares of common stock at such time as the Company’s stock price trades above $0.50 for 45 out of 60 trading days,, and (f) 500,000 shares of common stock as the Company’s stock price trades above $1.00 for 45 out of 60 trading days. The exercise price for all shares purchased pursuant to any of the above shall be equal to the average closing price of the common stock of the Company, less a 33% discount, during the 45 days prior to the date such milestone is reached.

     The agreement also provides for revenue incentives, such that Mr. McCullough will receive warrants to purchase 500,000 shares of common stock at an exercise price equal to the average closing price of the common stock during the 45 day period prior to the date on which the Company’s revenues exceed $20 million and an additional 500,000 shares when revenues exceed $50 million, less a 33% discount. The agreement grants Mr. McCullough further warrants in the event of the acquisition of the Company as follows: (1) warrants to purchase 1.25 million shares of common stock at $0.25 per share if the Company is acquired for more than $1.00 per share; (2) warrants to purchase 1.75 million shares of common stock at $0.50 per share if the Company is acquired for more than $2.00 per share; and (3) warrants to purchase 2.5 million shares of common stock at $0.75 per share if the Company is acquired for more than $3.00 per share.
Consulting Services Agreements
     On November 20, 2006, the Board of Directors approved and the Company entered into consulting arrangements, effective as of December 1, 2006, with each of Future Wave Management, Inc. and EBM, Inc. pursuant to which Future Wave and EBM will provide, on a non-exclusive basis, business consulting services to the Company. Each agreement provides for a 24-month term, subject to earlier termination, and monthly compensation of $10,000, which shall increase to $15,000 commencing when the Company has raised additional funding of $5 million. Each consultant is entitled to reimbursement of out-of-pocket expenses related to its performance. Each of Future Wave and EBM will be bound by confidentiality obligations and agreed to 24-month non-interference and non-solicitation covenants. In the event either consultant’s engagement is terminated without cause, it will be entitled to the balance of its fees due for the remainder of the term.
     The agreements also provide for the issuance of warrants to each of Future Wave and EBM to purchase shares of common stock of the Company upon the achievement of certain performance, revenue and acquisition milestones in the same amounts and upon the same terms as set forth for Mr. McCullough above.
Board Compensation
     On November 20, 2006, the Board of Directors approved Board compensation for each director at the rate of $5,000 per quarter effective January 1, 2007. All outside directors will receive warrants to purchase 250,000 shares of the Company’s common stock when the Company’s revenues reach $20 million and another 250,000 shares when revenues reach $50 million. The exercise price of such warrants will be at a 33% discount to the average trading price of the Company’s common stock during the 45 days prior to the date the Company achieves each revenue milestone.
     All directors of the Company other than Mr. McCullough will also receive, upon the acquisition of the Company, as follows: (1) warrants to purchase 625,000 shares of common stock at $0.25 per share if the Company is acquired for more than $1.00 per share; (2) warrants to purchase 875,000 shares of common stock at $0.50 per share if the Company is acquired for more than $2.00 per share; and (3) warrants to purchase 1.25 million shares of common stock at $0.75 per share if the Company is acquired for more than $3.00 per share.
     The Board also approved an arrangement whereby the Company will be obligated to reimburse all then-current members of the Board — Mr. McCullough, David J. Weissberg, M.D., John H. Abeles, M.D. and Alexander M. Milley — for certain tax effects in connection with the exercise of warrants issued to such individuals. The Company will be obligated to pay to each individual 39% of the taxable value of such warrants when exercised, payable within three months of such exercise, such payment to occur only if the Company is acquired or has at least $3 million in its accounts and the closing price of the common stock is at least $0.50 for at least 45 out of 60 trading days.
Consultant Compensation
     Finally, the Company will be obligated to reimburse Daniel Burns, a consultant to the Company and affiliate of Future Wave Management, Inc., for certain tax effects in connection with his sale of shares of the Company’s common stock issued to him as compensation for services rendered. The Company will be obligated to pay to Mr. Burns 24% of the taxable value of such warrants when exercised, payable within three months of such exercise, and Mr. Burns may elect to accept such payment in either cash or shares of capital stock of the Company.
Warrant Agreement Amendments
     On November 20, 2006, the Board of Directors of the Company approved amendments to all existing warrant agreements between the Company and its then-current Board members, as well as a former employee, such amendment to permit all such holders to exercise all such warrants on a cashless basis.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On November 20 2006, the Board of Directors accepted the resignation of David J. Weissberg, M.D. as Chief Executive Officer and director of the Company, effective November 21, 2006.
     Effective November 21, 2006, Dr. Augusto Ocana was appointed the Company’s new Chief Executive Officer and director. Prior to joining the Company Dr. Ocana worked as a Senior Vice President and General Manager and a member of the Board of Directors of Ch-Werfen, S.A., an international manufacturer and distributor of laboratory equipment, including in-vitro diagnostics, hospital medical devices, and scientific instruments for industry and research. From 1993 to 1997, Dr. Ocana was a member of the Board of Directors and Executive Vice President and General Manager of Group Taper, S.A., a pharmaceutical company. He also served as President and CEO of both Rempack International, Inc. and Diapulse Corporation, S.A. Earlier in his career, Dr. Ocana spent over 14 years working with Abbott Laboratories, Inc., where he held several positions, including Managing Director/Regional Director and Business Development Director for Worldwide Pharmaceuticals.
     There are no arrangements or understandings between Dr. Ocana and any other person pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. Ocana and the Company’s directors, executive officers or nominees therefor. The Company is not a participant in any transaction or proposed transaction with Dr. Ocana or any of his immediate family members or in which Dr. Ocana or any of his immediate family members has or will have a direct or indirect material interest.
     On November 28, 2006, the Company announced that it had elected Clinton H. Severson to its Board of Directors. Mr. Severson has served as Chief Executive Officer of Abaxis, Inc., a northern California-based provider of portable technology, tools and services used for medical diagnostics sold to customers and distributors worldwide, since 1996. Prior to his assuming the CEO position of Abaxis, where he was appointed Chairman of the Board in 1998, Mr. Severson served as President and CEO for over seven years at MAST Immunosystems, Inc., a privately-held medical diagnostic company. There are no arrangements or understandings between Mr. Severson and any other person pursuant to which he was elected as a director of the Company. Mr. Severson is expected to become a member of the Audit Committee of the Board of Directors.
     There are no family relationships between Mr. Severson and the Company’s directors, executive officers or nominees therefor. The Company is not a participant in any transaction or proposed transaction with Mr. Severson or any of his immediate family members or in which Mr. Severson or any of his immediate family members has or will have a direct or indirect material interest.
     Please also see Item 1.01 above regarding the approval and adoption of material compensatory plans, contracts or arrangements (or amendments thereto) as to which the Company’s officers and members of the Board of Directors are parties.
     Copies of the press releases announcing the resignation of Dr. Weissberg and the appointment and election of Dr. Ocana and Mr. Severson are included herewith as exhibits.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 21, 2006 concerning the resignation of David J. Weissberg, M.D. and the appointment of Dr. Augusto Ocana

99.2	Press release dated November 28, 2006 concerning the election of Clinton H. Severson

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoCore, Inc.
Dated: December 7, 2006	By:	/s/ Robert F. McCullough
Robert F. McCullough
Chief Financial Officer